       04.03.001



                       FORM OF ASSIGNMENT

        [To be signed only upon transfer of this Warrant]


        For value received, the undersigned hereby sells, assigns and transfers unto CHESTER COUNTY FUND INC. all of the rights represented by the within Warrant to purchase
1,000,000 shares of common stock of Gemco National, Inc. to which the within Warrant relates, and appoints _______________
Attorney to transfer such right on the books of Gemco National, Inc. with full power of substitution in the premises.

Dated:  March 5, 1991                Corporate Life Insurance Company


                                     /s/ Charles S. Lunden
                                     (Signature) Charles S. Lunden
                                     Executive Vice President


                                     893 South Matlock St. West Chester, PA
                                     (Address)






Signed in the presence of:

/s/ Thomas W. Alesi